Exhibit 99.1

I-AM Capital Acquisition Company Announces Separate Trading of its Common Stock, Rights and Warrants, Commencing October 9, 2017

New York, NY – October 6, 2017 – I-AM Capital Acquisition Company (the “Company”) (NASDAQ: IAMXU) announced today that, commencing on October 9, 2017, the securities included in the units sold in the Company’s initial public offering (the “Units”) will trade separately. The Units will cease trading and will automatically separate into their component securities on such date. Each Unit consists of one share of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, one right entitling the holder thereof to receive one-tenth (1/10) of one share of Common Stock upon the consummation of the Company’s initial business combination (the “Right”), and one warrant entitling the holder thereof to purchase one share of the Common Stock at a price of $11.50 per share (the “Warrant”). The Common Stock, the Rights and the Warrants that are separated are expected to trade on NASDAQ under the symbols “IAM,” “IAMXR” and “IAMXW,” respectively.

A registration statement relating to the Units and the underlying securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 16, 2017.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

I-AM Capital Acquisition Company

Suhel Kanuga

sk@i-amcapital.com

(212) 878-3684